UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________________
FORM 8-K
_____________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 14, 2026 (May 14, 2026)
Date of Report (Date of earliest event reported)
_____________________________________________
TYLER TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)
_____________________________________________

Delaware	1-10485	75-2303920
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5101 TENNYSON PARKWAY	PLANO	Texas	75024
(Address of principal executive offices)	(City)	(State)	(Zip code)

(972) 713-3700
(Registrant’s telephone number, including area code)

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading symbol	Name of each exchange on which registered
COMMON STOCK, $0.01 PAR VALUE	TYL	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.
Indenture and Notes
On May 14, 2026, Tyler Technologies, Inc. (the “Company”) issued $1,437,500,000 aggregate principal amount of its 0.50% Convertible Senior Notes due 2031 (the “Notes”). The Notes were issued pursuant to, and are governed by, an indenture (the “Indenture”), dated as of May 14, 2026, between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”). Pursuant to the purchase agreement between the Company and the representatives of the initial purchasers of the Notes, the Company granted the initial purchasers an option to purchase, for settlement within a period of 13 days from, and including, the date the Notes are first issued, up to an additional $187,500,000 aggregate principal amount of Notes. The Notes issued on May 14, 2026 include $187,500,000 aggregate principal amount of Notes issued pursuant to the full exercise by the initial purchasers of such option.
The Notes are the Company’s senior, unsecured obligations and are (i) equal in right of payment with the Company’s existing and future senior, unsecured indebtedness; (ii) senior in right of payment to the Company’s existing and future indebtedness that is expressly subordinated to the Notes; (iii) effectively subordinated to the Company’s existing and future secured indebtedness, to the extent of the value of the collateral securing that indebtedness; and (iv) structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, and (to the extent the Company is not a holder thereof) preferred equity, if any, of the Company’s subsidiaries.
The Notes will accrue interest at a rate of 0.50% per annum, payable semi-annually in arrears on July 15 and January 15 of each year, beginning on January 15, 2027. The Notes will mature on July 15, 2031, unless earlier repurchased, redeemed or converted. Before April 15, 2031, noteholders will have the right to convert their Notes only upon the occurrence of certain events. From and after April 15, 2031, noteholders may convert their Notes at any time at their election until the close of business on the second scheduled trading day immediately before the maturity date. The Company will have the right to elect to settle conversions either entirely in cash or in a combination of cash and shares of its common stock. The kind and amount of consideration due upon conversion will be determined based on the conversion value of the Notes, measured proportionately for each trading day in an “Observation Period” (as defined in the Indenture) consisting of 30 trading days, and settled following the completion of that Observation Period. The consideration due in respect of each trading day in the Observation Period will consist of cash, up to at least the proportional amount of the principal amount being converted, and any excess of the proportional conversion value for that trading day that will not be settled in cash will be settled in shares of the Company’s common stock. The initial conversion rate is 2.4634 shares of the Company’s common stock per $1,000 principal amount of Notes, which represents an initial conversion price of approximately $405.94 per share of the Company’s common stock. The conversion rate and conversion price will be subject to customary adjustments upon the occurrence of certain events. In addition, if certain corporate events that constitute a “Make-Whole Fundamental Change” (as defined in the Indenture) occur, then the conversion rate will, in certain circumstances, be increased for a specified period of time.
The Notes will be redeemable, in whole or in part (subject to certain limitations described below), at the Company’s option at any time, and from time to time, on or after July 20, 2029 and on or before the 30th scheduled trading day immediately before the maturity date, but only if (i) the Notes are “Freely Tradable” (as defined in the Indenture) as of the date the Company sends the related redemption notice and all accrued and unpaid additional interest, if any, has been paid in full, as of the first interest payment date occurring on or before the date the Company sends such notice; and (ii) the last reported sale price per share of the Company’s common stock exceeds (x) before July 15, 2030, 150% and (y) on or after July 15, 2030, 130%, in each case, of the conversion price on (1) each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date the Company sends such redemption notice; and (2) the trading day immediately before the date the Company sends such redemption notice. However, the Company may not redeem less than all of the outstanding Notes unless at least $100 million aggregate principal amount of Notes are outstanding and not called for redemption as of the time the Company sends the related redemption notice. The redemption price will be a cash amount equal to the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. In addition, calling any Note for redemption will constitute a Make-Whole Fundamental Change with respect to that Note, in which case the conversion rate applicable to the conversion of that Note will be increased in certain circumstances if it is converted after it is called for redemption.
If certain corporate events that constitute a “Fundamental Change” (as defined in the Indenture) occur, then noteholders may require the Company to repurchase their Notes at a cash repurchase price equal to the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date. The definition of Fundamental Change includes certain business combination transactions involving the Company and certain de-listing events with respect to the Company’s common stock.

The Notes have customary provisions relating to the occurrence of “Events of Default” (as defined in the Indenture), which include the following: (i) certain payment defaults on the Notes (which, in the case of a default in the payment of interest on the Notes, will be subject to a 30-day cure period); (ii) the Company’s failure to send certain notices under the Indenture within specified periods of time; (iii) a default in the Company’s obligation to convert a Note upon the exercise of the conversion right with respect thereto; (iv) the Company’s failure to comply with certain covenants in the Indenture relating to the Company’s ability to consolidate with or merge with or into, or sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, to another person; (v) a default by the Company in its other obligations or agreements under the Indenture or the Notes if such default is not cured or waived within 60 days after notice is given in accordance with the Indenture; (vi) certain defaults by the Company or any of its subsidiaries with respect to indebtedness for borrowed money of at least $100,000,000; (vii) the rendering of certain judgments against the Company or any of its subsidiaries for the payment of at least $100,000,000, where such judgments are not discharged or stayed within 60 days after the date on which the right to appeal has expired or on which all rights to appeal have been extinguished; and (viii) certain events of bankruptcy, insolvency and reorganization involving the Company or any of its significant subsidiaries.
If an Event of Default involving bankruptcy, insolvency or reorganization events with respect to the Company (and not solely with respect to a significant subsidiary of the Company) occurs, then the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding will immediately become due and payable without any further action or notice by any person. If any other Event of Default occurs and is continuing, then, the Trustee, by notice to the Company, or noteholders of at least 25% of the aggregate principal amount of Notes then outstanding, by notice to the Company and the Trustee, may declare the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding to become due and payable immediately. However, notwithstanding the foregoing, the Company may elect, at its option, that the sole remedy for an Event of Default relating to certain failures by the Company to comply with certain reporting covenants in the Indenture consists exclusively of the right of the noteholders to receive special interest on the Notes for up to 180 days at a specified rate per annum not exceeding 0.50% on the principal amount of the Notes.
The above description of the Indenture and the Notes is a summary and is not complete. A copy of the Indenture and the form of the certificate representing the Notes are filed as exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K (this “Report”), and the above summary is qualified by reference to the terms of the Indenture and the Notes set forth in such exhibits.
Capped Call Transactions
On May 11, 2026, in connection with the pricing of the Notes, the Company entered into privately negotiated capped call transactions (the “Base Capped Call Transactions”) with one or more of the initial purchasers or their affiliates and one or more other financial institutions (the “Option Counterparties”). In addition, on May 12, 2026, in connection with the initial purchasers’ exercise of their option to purchase additional Notes, the Company entered into additional capped call transactions (the “Additional Capped Call Transactions,” and, together with the Base Capped Call Transactions, the “Capped Call Transactions”) with each of the Option Counterparties. The Capped Call Transactions cover, subject to customary anti-dilution adjustments, the aggregate number of shares of the Company’s common stock that initially underlie the Notes, and are expected generally to reduce potential dilution to the Company’s common stock upon any conversion of Notes and/or offset any cash payments the Company is required to make in excess of the principal amount of converted Notes, as the case may be, with such reduction and/or offset subject to a cap, based on the cap price of the Capped Call Transactions. The cap price of the Capped Call Transactions is initially approximately $655.77 per share (subject to adjustment under the terms of the Capped Call Transactions), which represents a premium of approximately 110% above the last reported sale price of the Company’s common stock on May 11, 2026. The cost of the Base Capped Call Transactions was approximately $162.8 million and the cost of the Additional Capped Call Transactions was approximately $24.4 million.
In connection with establishing their initial hedges of the capped call transactions, the Option Counterparties or their respective affiliates are expected to enter into various derivative transactions with respect to the Company’s common stock and/or purchase shares of the Company’s common stock shortly after the pricing of the Notes. This activity could increase (or reduce the size of any decrease in) the market price of the Company’s common stock or the Notes at that time.

In addition, the Option Counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to the Company’s common stock and/or purchasing or selling the Company’s common stock or other securities of the Company in secondary market transactions following the pricing of the Notes and prior to the maturity of the Notes (and are likely to do so (x) following any conversion of the Notes, any repurchase of the Notes by the Company on any fundamental change repurchase date or any redemption date, (y) following any other repurchase of the Notes if the Company elects to unwind a corresponding portion of the capped call transactions in connection with such repurchase and (z) if the Company otherwise elects to unwind all or a portion of the capped call transactions). This activity could also cause or avoid an increase or decrease in the market price of the Company’s common stock or the Notes, which could affect the ability to convert the Notes, and, to the extent the activity occurs during any observation period related to a conversion of Notes, it could affect the number of shares and value of the consideration that holders of the Notes will receive upon conversion of the Notes.
The Capped Call Transactions are separate transactions, each between the Company and the applicable Option Counterparty, and are not part of the terms of the Notes and will not affect any holder’s rights under the Notes or the Indenture. Holders of the Notes will not have any rights with respect to the Capped Call Transactions.
The above description of the Capped Call Transactions is a summary and is not complete. A copy of the form of confirmation for the Capped Call Transactions is filed as exhibit 10.1 to this Report, and the above summary is qualified by reference to the terms of the form of confirmation set forth in such exhibit.
Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The disclosure set forth in Item 1.01 above under the caption “Indenture and Notes” is incorporated by reference into this Item 2.03.
Item 3.02    Unregistered Sales of Equity Securities.
The disclosure set forth in Item 1.01 above is incorporated by reference into this Item 3.02.
The Notes were issued to the initial purchasers in reliance upon Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), in transactions not involving any public offering. The Notes were resold by the initial purchasers to persons whom the initial purchasers reasonably believe are “qualified institutional buyers,” as defined in, and in accordance with, Rule 144A under the Securities Act. Any shares of the Company’s common stock that may be issued upon conversion of the Notes will be issued in reliance upon Section 3(a)(9) of the Securities Act as involving an exchange by the Company exclusively with its security holders. Pursuant to the terms of the Indenture, the Company reserved 4,603,306 shares of common stock in respect of the Notes, based on the principal amount of the Notes and the maximum amount to which the conversion rate may initially be increased.
Item 8.01    Other Events.
On May 14, 2026, the Company used approximately $320.7 million of the net proceeds of the offering of the Notes to repurchase 1,026,900 shares of its common stock. Including this repurchase, during 2026, the Company has repurchased approximately 2.1 million shares under its share repurchase program.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
4.1	Indenture, dated as of May 14, 2026, between Tyler Technologies, Inc. and U.S. Bank Trust Company, National Association, as trustee, relating to the 0.50% Convertible Senior Notes due 2031.
4.2	Form of certificate representing the 0.50% Convertible Senior Notes due 2031 (included as Exhibit A to Exhibit 4.1).
10.1	Form of Confirmation for Capped Call Transactions.
99.1	Press Release Announcing Closing, dated May 14, 2026
Exhibit 104	Cover Page Interactive Data File (embedded in the Inline XBRL document)

Forward-Looking Statements

This Report contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended that are not historical in nature and typically address future or anticipated events, expectations or beliefs. Forward-looking statements include, without limitation, statements regarding the anticipated use of net proceeds from the offering of the Notes and the expected results of the Capped Call Transactions. These forward-looking statements can often, but not always, be identified by phrases such as “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates,” “plans,” “intends,” “will,” “may,” “should,” “projects,” “might,” “could,” or other words or phrases of similar import.
Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements.
While the Company believes there is a reasonable basis for the forward-looking statements in this Report, such statements involve certain risks and uncertainties, many of which are beyond the Company’s control, that could cause actual results to differ materially from those indicated in, or implied by, such forward-looking statements. Such risks and uncertainties include, but are not limited to: (i) market conditions, including market interest rates; (ii) the trading price and volatility of the Company’s common stock; and (iii) risks relating to the Company’s business, including those described in the Company’s most recent Annual Report on Form 10-K and the other periodic reports that the Company files from time to time with the Securities and Exchange Commission.

The forward-looking statements in this Report speak only as of the date of this Report. The Company does not undertake any obligation to update any forward-looking statements to reflect subsequent events or circumstances, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYLER TECHNOLOGIES, INC.

/s/ Brian K. Miller
May 14, 2026	By:	Brian K. Miller Executive Vice President and Chief Financial Officer (principal financial officer)